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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer: Fifth Third Bank
Trustee: Harris Trust and Savings Bank

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                                             Collection Period:                                1-Apr-99             30-Apr-99
                                             Distribution Date:                               17-May-99

                                                                                                               Per $1,000 of
                                                                                                                 Original
Statement for Class A and Class B Certificateholders Pursuant                                                 Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                      Certificate Amount
                                                                                                             ------------------
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(i)     Principal Distribution
           Class A Certificate Amount                                                     $ 4,311,978.39       $  11.05617577
           Class B Certificate Amount                                                     $   203,182.23       $  11.05573131

(ii)    Interest Distribution
           Class A Certificate Amount                                                     $   233,582.72       $   0.59892035
           Class B Certificate Amount                                                     $    11,276.71       $   0.61359832

(iii)   Servicing Fee                                                                     $    39,450.49       $   0.09660138

(iv)    Class A Certificate Balance (after principal distributions)                       $40,897,580.49
        Class A Pool Factor (after principal distributions)                                    0.1048639
        Class B Certificate Balance (after principal distributions)                       $ 1,927,850.10
        Class B Pool Factor (after principal distributions)                                    0.1048999

(v)     Total Pool Balance (end of Collection Period)                                     $42,825,430.59

                                                                                          Current Period         Cumulative
                                                                                          ---------------      --------------

(vi)    Defaulted Receivables                                                             $   120,801.14       $13,964,622.39
        Liquidation Proceeds                                                                  175,267.31         7,956,568.98
                                                                                          --------------       --------------
        Aggregate Net Losses                                                              $   (54,466.17)      $ 6,008,053.41
                                                                                          ==============       ==============

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                              $           --
           Interest Portion                                                               $           --

(viii)  Class A Interest Carryover Shortfall                                              $           --
        Class B Interest Carryover Shortfall                                              $           --
        Class A Principal Carryover Shortfall                                             $           --
        Class B Principal Carryover Shortfall                                             $           --

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                      $ 6,125,764.72

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                 $ 6,125,764.72
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